Exhibit 99.1

                              CERTIFICATE OF MERGER

                                       OF

                             JADE ACQUISITION CORP.

                                       AND

                          JADE ENTERTAINMENT GROUP INC.

                                      INTO

                             JADE ACQUISITION CORP.

                UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW

         1. (a) The name of each constituent corporation is as follows:

                  Jade Acquisition Corp.
                  Jade Entertainment Group Inc.

         (b) The name of the surviving corporation is Jade Acquisition Corp. and following the merger its name shall be Jade Entertainment Group, Inc.

         2. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof as follows:

                  Designation and
                  number of shares      Class or series   Shares entitled
Name of           in each class or      of shares en-     to vote as a
Corporation       series outstanding    titled to vote    class or series
-----------       ------------------    --------------    ---------------
Jade Acquisition  Common Stock -        Common Stock      100
Corp.             100 sh. outstanding

Jade Entertain-   Common Stock -        Common Stock      2,134,341
ment Group Inc.   2,134,341 sh.
                  outstanding

         3. (In the case of a merger, a statement of any amendments or changes to be made in the certificate of incorporation of the survivor; in the case of consolidation, all statements required to be included in a certificate of incorporation.) None

         4. The date when the certificate of incorporation of each constituent corporation was filed by the Department of State is as follows:

         NAME OF CORPORATION                DATE OF INCORPORATION
         -------------------                ---------------------

         Jade Acquisition Corp.             November 17, 2003
         Jade Entertainment Group Inc.      July 5, 2001


         5. The merger (or consolidation) was adopted by each constituent corporation in the following manner:

         (a) As to Jade Acquisition Corp., by the written consent of the shareholders given in accordance with Section 615 of the Business Corporation Law, written notice having been duly given to non-consenting shareholders as and to the extent required by such Section.

         (b) As to Jade Entertainment Group, Inc., by the written consent of the shareholders given in accordance with Section 615 of the Business Corporation Law, written notice having been duly given to non-consenting shareholders as and to the extent required by such Section.

         6. The merger shall be effective on the 19th day of December, 2003.

                                Jade Acquisition Corp.


                                By: /s/ Andrew J. Schenker
                                    ----------------------------------------
                                    Andrew Schenker, President


                                Jade Entertainment Group, Inc.


                                By: /s/ Ray Barton
                                    ----------------------------------------
                                    Ray Barton, Chief Executive Officer